UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 28, 2020

Douglas Emmett, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-33106	20-3073047
(State or other jurisdiction of incorporation)	Commission file number	(I.R.S. Employer identification No.)

1299 Ocean Avenue, Suite 1000	,	Santa Monica	,	California	90401
(Address of principal executive offices)					(Zip Code)

Registrant’s telephone number, including area code:    (310) 255-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	DEI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

Presented below are the voting results for the proposals (described in detail in our proxy statement filed with the Securities and Exchange Commission on April 17, 2020) submitted to our stockholders at our Annual Meeting of Stockholders held on May 28, 2020:

Proposal 1. The following nominees were elected to serve on the board of directors until the 2021 annual meeting of stockholders with the following vote:

Nominee	For	Withheld	Broker Non-Votes

Dan A. Emmett	152,685,587	3,752,747	8,233,157
Jordan L. Kaplan	153,697,504	2,740,830	8,233,157
Kenneth M. Panzer	151,678,100	4,760,234	8,233,157
Christopher H. Anderson	120,769,629	35,668,705	8,233,157
Leslie E. Bider	148,364,045	8,074,289	8,233,157
Dr. David T. Feinberg	152,979,448	3,458,886	8,233,157
Virginia A. McFerran	112,999,851	43,438,483	8,233,157
Thomas E. O'Hern	150,530,829	5,907,505	8,233,157
William E. Simon, Jr.	140,914,082	15,524,252	8,233,157
Johnese M. Spisso	153,333,379	3,104,955	8,233,157

Proposal 2. The appointment of Ernst & Young LLP as our independent registered public accounting firm for 2020 was ratified with the following vote:

For	Against	Abstained	Broker Non-Votes

155,154,517	9,391,055	125,919	—

Proposal 3. Our 2019 executive compensation was approved with the following non-binding advisory vote:

For	Against	Abstained	Broker Non-Votes

128,866,977	27,376,897	194,458	8,233,159

Proposal 4. The amendments to our 2016 Omnibus Stock Incentive Plan were approved with the following vote:

For	Against	Abstained	Broker Non-Votes

150,705,852	5,610,265	122,215	8,233,159

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOUGLAS EMMETT, INC.

Dated:	May 29, 2020	By:	/s/ PETER D. SEYMOUR
Peter D. Seymour
Chief Financial Officer